UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2012

NOVADEL PHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware		001-32177		22-2407152
(State or other jurisdiction of incorporation or organization)	(Commission File No.)		(I.R.S. Employer Identification No.)

1200 Route 22 East, Suite 2000

Bridgewater, NJ 08807

(Address of principal executive offices) (Zip Code)

(908) 203-4640

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2012, NovaDel Pharma Inc. (the “Company”) provided Dr. David H. Bergstrom, the Company’s Senior Vice President and Chief Operating Officer, with a notice of termination of his employment with the Company effective January 31, 2012. Dr. Bergstrom’s departure constitutes a termination without “Cause” as defined under the employment agreement, dated December 4, 2006 as amended from time to time (the “Employment Agreement”), between the Company and Dr. Bergstrom.

The Employment Agreement is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 8, 2006, as amended by the Amendment to the Employment Agreement, dated July 5, 2011, between the Company and Dr. Bergstrom, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ STEVEN B. RATOFF
Name:	Steven B. Ratoff
Title:	President, Chief Executive Officer, Interim Chief Financial Officer and Secretary

Date: February 1, 2012